EXHIBIT 4.3

NEITHER THIS WARRANT, NOR THE SHARES ISSUABLE HEREUNDER, HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. NEITHER THIS WARRANT, NOR THE SHARES ISSUABLE HEREUNDER, MAY BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT OR THE AVAILABILITY OF AN EXEMPTION FROM REGISTRATION THEREUNDER.

INTER PARFUMS, INC.

WARRANT TO PURCHASE COMMON STOCK

Warrant Number 2

This certifies that, for value received, The Gap, Inc., a Delaware corporation or its successors or registered transferees or assigns (sometimes each a “Holder” and collectively the “Holders”) is entitled, subject to the terms set forth below, to purchase from Inter Parfums, Inc., a Delaware corporation (the “Company”), ONE HUNDRED THOUSAND (100,000) shares of the common stock of the Company (the “Common Stock”), as constituted on the date hereof, upon surrender hereof, at the principal office of the Company referred to below, with the notice of exercise form attached hereto duly executed, and simultaneous payment therefor in lawful money of the United States or otherwise as hereinafter provided, at the exercise price per share as set forth in Section 2 below (the “Exercise Price”). The number, character and Exercise Price of such shares of Common Stock are subject to adjustment as provided below. The term “Warrant” as used herein shall include this Warrant and any warrants delivered in substitution or exchange therefor as provided herein.

1.  Term of Warrant.

Subject to the terms and conditions set forth herein and compliance with any applicable regulatory requirements, this Warrant shall be exercisable, in whole or in part, from time to time during the term (the “Term”) commencing on the date hereof and ending at 5:00 p.m., Pacific Standard Time, on September 1, 2011 (the “Expiration Date”), and, except as otherwise provided herein, shall be void thereafter.

In the event that the Expiration Date of this Warrant falls on a day that is not a Business Day, the Expiration Date shall be adjusted to the Business Day immediately following such Expiration Date. As used herein, the term “Business Day” means each day other than a Saturday, Sunday or other day on which banks in the location of the principal office of the Company are legally authorized to close.

2.  Exercise Price. The Exercise Price for each share of Common Stock for which this Warrant may be exercised shall be $17.194. The Exercise Price may be adjusted from time to time pursuant to Section 9 hereof.

3.  Exercise of Warrant.

(a)  Generally. The purchase rights represented by this Warrant are exercisable by Holder in whole or in part, from time to time, subject to compliance with applicable regulatory requirements, during the Term, by the surrender of this Warrant and delivery of the Notice of Exercise attached hereto as Exhibit A duly completed and executed on behalf of Holder, at the office of the Company (or such other office or agency of the Company as it may designate by notice in writing to Holder at the address of Holder appearing on the books of the Company), upon payment (i) in cash, by wire transfer of immediately available funds or by check, (ii) by cancellation by Holder of indebtedness of the Company to Holder, or (iii) by a combination of (i) and (ii), of an amount equal to the then applicable Exercise Price multiplied by the number of shares then being purchased.

(b)  Net Issue Exercise. In addition to and without limiting the rights of the Holder under the terms of the Warrant, during anytime after the Registration Date (as defined in Section 10(b)(i)) the Company fails to maintain an effective Registration Statement (as defined in Section 10(b)(i)), except for extensions of time to file reports permitted by Rule 12b-25 or any successor rule (but in such event, not more than five (5) calendar days for Quarterly Reports on Form 10-Q and not more than fifteen (15) calendar days for Annual Reports on Form 10-K), the Holder shall have the right to convert the Warrant or any portion thereof (the “Conversion Right”) into shares of Common Stock as provided in this Section 3(b) at any time or from time to time during the term of the Warrant. Upon exercise of the Conversion Right with respect to a particular number of shares subject to the Warrant (the “Converted Warrant Shares”), the Company shall deliver to the Holder (without payment by the Holder of any exercise price or any cash or other consideration) that number of shares of fully paid and nonassessable Common Stock computed using the following formula:

X = Y(A - B)
    A

Where    X = the number of shares of Common Stock to be issued to the Holder;

Y = the number of Converted Warrant Shares;

A = the fair market value of one share of the Company's Common Stock on the Conversion Date (as defined below); and

B = the per share exercise price of the Warrant (as adjusted to the Conversion Date).

The Conversion Right may only be exercised with respect to a whole number of shares subject to the Warrant. No fractional shares shall be issuable upon exercise of the Conversion Right, and if the number of shares to be issued determined in accordance with the foregoing formula is other than a whole number, the Company shall pay to the Holder an amount in cash equal to the fair market value of the resulting fractional share on the Conversion Date. Shares issued pursuant to the Conversion Right shall be treated as if they were issued upon the exercise of the Warrant.

The Conversion Right may be exercised by the Holder by the surrender of the Warrant at the principal office of the Company together with the Notice of Exercise attached hereto as Exhibit A, duly completed to indicate a net issuance exercise and indicating the number of shares subject to the Warrant which are being surrendered (referred to in Subsection 3(b) hereof as the Converted Warrant Shares) in exercise of the Conversion Right. Such conversion shall be effective upon receipt by the Company of the Warrant together with the aforesaid Exercise Notice, or on such later date as is specified therein (the “Conversion Date”).

(c)  Fair Market Value. For purposes of this Section 3, fair market value of a share of Common Stock shall mean:

(i)  If traded on a stock exchange, the fair market value of the Common Stock shall be deemed to be the average of the closing selling prices of the Common Stock on the stock exchange determined by the Company’s Board of Directors to be the primary market for the Common Stock over the twenty (20) trading day period ending on the date prior to the Conversion Date, as such prices are officially quoted in the composite tape of transactions on such exchange;

(ii)  If traded over-the-counter, the fair market value of the Common Stock shall be deemed to be the average of the closing bid prices (or, if such information is available, the closing selling prices) of the Common Stock over the twenty (20) trading day period ending on the date prior to the Conversion Date, as such prices are reported by the National Association of Securities Dealers through its NASDAQ system or any successor system; and

(iii)  If there is no public market for the Common Stock, then the fair market value shall be determined by mutual agreement of the Holder and the Company, and if the Holder and the Company are unable to so agree, by an investment banker of national reputation selected by the Company and reasonably acceptable to the Holder.

(d)  Stock Certificates. This Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of its surrender for exercise as provided above, and the person entitled to receive the shares of Common Stock issuable upon such exercise shall be treated for all purposes as the holder of record of such shares as of the close of business on such date. As promptly as practicable on or after such date, and in any event within ten (10) days thereafter, the Company, at its expense, shall issue and deliver to the person or persons entitled to receive the same a certificate or certificates for the number of shares issuable upon such exercise. In the event that this Warrant is exercised in part, the Company, at its expense, will execute and deliver a new Warrant of like tenor exercisable for the number of shares for which this Warrant may then be exercised.

(e)  Partial Exercise. If this Warrant shall have been exercised in part, the Company shall, at the time of delivery of the certificate or certificates representing Common Stock purchased hereunder, deliver to Holder a new Warrant evidencing the rights of Holder to purchase the unpurchased shares of Common Stock subject to this Warrant, which new Warrant shall in all other respects be identical with this Warrant, or, at the request of Holder, appropriate notation may be made on this Warrant and the same returned to Holder.

(f)  Fractional Shares. The Company shall not be required to issue a fractional share of Common Stock upon exercise of any Warrant. As to any fraction of a share which the Holder of one or more Warrants, the rights under which are exercised in the same transaction, would otherwise be entitled to purchase upon such exercise, the Company shall pay a cash adjustment in respect of such final fraction in an amount equal to the same fraction of the fair market value per share of Common Stock on the date of exercise.

4.  No Rights as Stockholder. Until this Warrant shall have been exercised, in whole or in part, as provided herein, Holder shall not be entitled to vote or receive dividends pursuant to this Warrant or be deemed the holder of Common Stock pursuant to this Warrant, nor shall anything contained herein be construed to confer upon Holder, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value, or change of stock to no par value, consolidation, merger, conveyance, or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or otherwise.

5.  Transfer, Exchange, or Loss of Warrant.

(a)  No Assignment. This Warrant may not be assigned or transferred except as provided in this Section 5 and in accordance with and subject to the provisions of the Securities Act of 1933, as amended, and the Rules and Regulations promulgated thereunder (collectively, the “Securities Act”). Any purported transfer or assignment made other than in accordance with this Section 5 shall be null and void and of no force or effect.

(b)  Legend. Unless a registration statement under the Securities Act is effective with respect to the shares of Common Stock or any other security issued upon exercise of this Warrant (and the underlying Common Stock), the certificate representing such shares or other securities shall bear the following legend, in addition to any legend imposed by applicable state securities laws:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). THESE SECURITIES MAY NOT BE OFFERED, SOLD, PLEDGED OR TRANSFERRED UNLESS (I) THERE IS AN EFFECTIVE REGISTRATION STATEMENT COVERING SUCH OFFER, SALE OR TRANSFER OR (II) AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT FOR SUCH OFFER, SALE OR TRANSFER IS AVAILABLE.

(c)  Surrender of Warrant. Any assignment permitted hereunder shall be made by surrender of this Warrant to the Company at its principal office with the Assignment Form attached hereto as Exhibit B duly executed. In such event, the Company shall, without charge for any issuance or transfer tax or other cost incurred by the Company with respect to such transfer, execute and deliver a new Warrant in the name of the assignee named in such instrument of assignment, and this Warrant shall be promptly cancelled. This Warrant may be divided or combined with other Warrants which carry the same rights upon presentation thereof at the principal office of the Company, together with a written notice signed by the Holders thereof, specifying the name and denominations in which such new Warrants are to be issued.

(d)  Loss, Theft, Destruction or Mutilation. Upon receipt by the Company of satisfactory evidence of loss, theft, destruction or mutilation of this Warrant and of indemnity reasonably satisfactory to the Company, and upon surrender and cancellation of this Warrant, if mutilated, the Company will execute and deliver a new Warrant of like tenor and date and any such lost, stolen, or destroyed Warrant shall thereupon become void. Any such new Warrant executed and delivered shall constitute an additional contractual obligation on the part of the Company, whether or not the Warrant so lost, stolen, destroyed or mutilated shall be at any time enforceable by anyone.

6.  Reservation of Stock; Stock Fully Paid. The Company covenants and agrees that during the term this Warrant is exercisable, the Company will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of Common Stock upon the exercise of this Warrant and, from time to time, will take all steps necessary to amend its certificate of incorporation, as necessary, to provide sufficient reserves of shares of Common Stock issuable upon exercise of the Warrant. The Company further covenants and agrees that all shares that may be issued upon the exercise of rights represented by this Warrant, all as set forth herein, will be duly authorized, validly issued, fully paid and nonassessable, free from all preemptive or any similar rights of any stockholder of the Company and free from all taxes, liens and charges with respect to the issue thereof, other than such liens as are imposed by Holder or have been agreed to by Holder. The Company will take all such action as may be necessary to assure that such shares of Common Stock may be issued as provided herein without violation of any domestic securities exchange or automated quotation system upon which the Common Stock may be listed. The Company agrees that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for shares of Common Stock upon the exercise of this Warrant.

7.  Notices.

(a)  Whenever the Exercise Price or number of shares purchasable hereunder shall be adjusted pursuant to Section 9 hereof or in the event of the dissolution or liquidation of the Company, the Company shall issue a certificate signed by its chief financial officer setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the Exercise Price and number of shares purchasable hereunder after giving effect to such adjustment, and shall cause a copy of such certificate to be mailed (by first-class mail, postage prepaid) to Holder of this Warrant promptly upon the declaration of such event and at least ten (10) business days prior to the record date for determination of stockholders entitled thereto or to vote thereon (or, if no record date is set, prior to the event).

(b)  In case:

(i)  the Company shall take a record of the holders of its Common Stock (or other stock or securities at the time receivable upon the exercise of this Warrant) for the purpose of entitling them to receive any dividend or other distribution, or any right to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right, or

(ii)  of any capital reorganization of the Company, any stock split or subdivision, or reverse stock split or combination, or any similar event involving the Common Stock, any reclassification of the capital stock of the Company, any consolidation or merger of the Company with or into another corporation, or any sale, transfer or other conveyance of all or substantially all of the assets of the Company to another corporation, or

(iii)  of any voluntary dissolution, liquidation or winding-up of the Company,

then, and in each such case, the Company will mail or cause to be mailed to Holder or Holders a notice specifying, as the case may be, (A) the date on which a record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or (B) the date on which a record is to be taken for determining stockholders entitled to vote upon such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding-up, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such stock or securities at the time receivable upon the exercise of this Warrant) shall be entitled to exchange their shares of Common Stock (or such other stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding-up. Such notice shall be mailed at least ten Business Days prior to the date therein specified.

(c)  All such notices, advices and communications required or permitted to be given hereunder shall be in writing and shall be delivered personally to such party (or, in the case of an entity, to an executive officer of such party) or shall be sent by a reputable express delivery service or by certified mail, postage prepaid with return receipt requested, addressed as follows:

If to Holder, to:

The Gap, Inc.
Two Folsom Street
San Francisco, California 94105
Attention: Sabrina Simmons, Treasurer
Telephone: (415) 427-3201
Facsimile: (415) 427-4015

With a separate copy thereof addressed to:

The Gap, Inc.
Two Folsom Street
San Francisco, California 94105
Attention: General Counsel
Telephone: (415) 427-2281
Facsimile: (415) 427-6982

If to the Company, to:

Inter Parfums, Inc.
551 Fifth Avenue
New York, NY 10176
Attention: Mr. Jean Madar, CEO
Attention: Mr. Russell Greenberg, CFO
Telephone: (212) 983-2640
Facsimile: (212) 983-0654

With a separate copy thereof addressed to:

Joseph A. Caccamo, Esq.
Gray Robinson, PA
Attorneys at Law
401 E. Las Olas Blvd.,
Suite 1850
Fort Lauderdale, 33301
Telephone: (954) 761-7475
Facsimile: (954) 761-8112

Any party may change the above-specified recipient and/or mailing address by notice to the other party given in the manner herein prescribed. All notices shall be deemed given on the day when actually delivered as provided above (if delivered personally or by telecopy) or on the day shown on the return receipt (if delivered by mail or delivery service).

8.  Amendments.

(a)  This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought.

(b)  No waivers of, or exceptions to, any term, condition or provision of this Warrant, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

9.  Adjustments.

(a)  The Exercise Price and the number of shares of Common Stock purchasable hereunder shall be subject to adjustment from time to time upon the occurrence of certain events described in this Section 9; provided, however, that if a certain event shall cause the Exercise Price to be adjusted to a price less than the par value of the Common Stock, then the Exercise Price shall be deemed to equal par value of the Common Stock following the occurrence of such event (and in the event the par value of the Common Stock decreases thereafter, the Exercise Price shall decrease to the greater of the new par value or the Exercise Price resulting from the application of the provisions of this Warrant):

(i)  In the event that the Company at any time or from time to time after the issuance of this Warrant shall declare or pay, without consideration, any dividend of its Common Stock payable in Common Stock or in any right to acquire Common Stock for no consideration, or shall effect a subdivision of the outstanding shares of Common Stock into a greater number of shares of Common Stock (by stock split, reclassification or similar event other than by paying a dividend of Common Stock or in any right to acquire Common Stock) (any such event, a “Split”), or in the event the outstanding shares of Common Stock shall be combined or consolidated (by reclassification, reverse stock split or similar event), into a lesser number of shares of Common Stock (any such event, a “Combination”), then (X) concurrently with the effectiveness of any such Split, the Exercise Price in effect immediately prior to such event shall be proportionately decreased (computed to the nearest cent) and the number of shares of Common Stock subject to this Warrant shall be proportionately increased, and (Y) concurrently with the effectiveness of any such Combination, the Exercise Price in effect immediately prior to such event shall be proportionately increased (computed to the nearest cent) and the number of shares of Common Stock subject to this Warrant shall be proportionately decreased. In the event that the Company shall declare or pay, without consideration, any dividend on the Common Stock payable in any right to acquire Common Stock for no consideration, then the Company shall be deemed to have made a dividend payable in Common Stock in an amount of shares equal to the maximum number of shares issuable upon exercise of such rights to acquire Common Stock. The provisions of this clause (i) shall similarly apply to successive Splits and Combinations.

(ii)  In the case of any capital reorganization or reclassification of the capital stock of the Company, or any consolidation or merger of the Company with another corporation or the sale, transfer or other conveyance of all or substantially all of its assets to another corporation (other than as provided for in (i) above, or a change in par value or a change from par value to no par value (subject in each case to the first paragraph of this Section 9(a))) in such a way that holders of Common Stock shall be entitled to receive cash, stock, securities or assets with respect to or in exchange for Common Stock, then, as a condition of such reorganization, reclassification, consolidation, merger, sale, transfer or other conveyance, lawful and adequate provision shall be made whereby the Company, its successor or any parent of the successor, as the case may be, shall assume by written instrument executed and delivered to the registered Holder of this Warrant at such Holder’s address as shown in the registration books of the Company the obligation (A) to deliver to Holder of this Warrant, upon due exercise thereof, the kind and amount of cash, shares of stock, securities or assets receivable upon such event by a holder of the number of shares of Common Stock that would have been issued or delivered to such Holder had this Warrant been exercised immediately prior thereto and (B) to otherwise maintain the rights of the Holder, including the registration rights set forth herein.

As evidence of the kind and amount of stock or other securities or property which shall be issuable or deliverable upon the exercise of this Warrant after any such reclassification, change, consolidation, merger, sale, transfer or conveyance, the Company shall maintain in its records at its principal office a certificate of any firm of independent public accountants (who may be the regular auditors retained by the Company) with respect thereto.

The provisions of this clause (ii) shall similarly apply to successive reclassifications, changes, consolidations, mergers, sales, transfers or conveyances.

(iii)  Whenever the Exercise Price or the number of shares purchasable upon the exercise of this Warrant is adjusted as herein provided, the Company shall:

(1)  forthwith place on file at its office a certificate signed by the chief financial officer of the Company, showing in appropriate detail the facts requiring such adjustment, the computation thereof, the Exercise Price after such adjustment, and the number of shares purchasable upon the exercise of this Warrant after such adjustment with respect to each share originally purchasable upon exercise hereof, and shall exhibit the same from time to time to any holder of this Warrant desiring an inspection thereof, and

(2)  within ten days thereafter cause a notice to be mailed to Holder hereof at its address shown in the registration books of the Company stating that such adjustment has been effected and the adjusted Exercise Price and the number of shares purchasable as aforesaid.

(iv)  Irrespective of any adjustments in the Exercise Price or the number of shares or the number or kind of other securities purchasable upon exercise of this Warrant, this Warrant document or any Warrant document thereafter issued may continue to express the same price and number and kind of shares as are stated in the Warrant initially issued by the Company.

(b)  If any event occurs as to which in the opinion of the Board of Directors of the Company the other provisions of this Section 9 are not strictly applicable or if strictly applicable would not adequately protect from dilution the exercise rights of Holder in accordance with the intent and principles of such provisions, then the Board of Directors of the Company shall make an equitable adjustment in the application of such provisions, in accordance with such intent and principles of such provisions, so as to protect such exercise rights as aforesaid, but in no event shall such adjustment have the effect of increasing the Exercise Price. In addition, the Company shall not by any action, including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder against impairment. Without limiting the generality of the foregoing, the Company will (a) not increase the par value of any shares of Common Stock receivable upon the exercise of this Warrant above the amount payable therefor upon such exercise immediately prior to such increase in par value, (b) not close its stock transfer books or warrant transfer books so as to result in preventing or delaying the exercise or transfer of any Warrant, and (c) use its best efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations under this Warrant.

10.  Registration Rights.

(a)  Certain Definitions. As used in this Section 10, the following terms shall have the following respective meanings:

(i)  “Commission” means the Securities and Exchange Commission, or any other Federal agency at the time administering the Securities Act.

(ii)  “Exchange Act” means the Securities Exchange Act of 1934, as amended, or any similar Federal statute, and the rules and regulations of the Commission issued under such Act, as they each may, from time to time, be in effect.

(iii)  “Registration Expenses” means the expenses described in Section 10(d).

(iv)  “Registrable Shares” means (i) the shares of Common Stock issued or issuable upon conversion or exercise of the Warrant and (ii) any other shares of Common Stock issued in respect of the Warrant or the shares described in clause (i) (because of stock splits, stock dividends, reclassifications, recapitalizations, or similar events). Wherever reference is made in this Section 10 to a request or consent of holders of a certain percentage of Registrable Shares, or to a number or percentage of Registrable Shares held by a Holder, such reference shall include shares of Common Stock issuable upon conversion or exercise of the Warrant even though such conversion or exercise has not yet been effected. Registrable Shares that are sold in a public offering pursuant to a Registration Statement under the Securities Act or pursuant to Rule 144 promulgated under the Securities Act are no longer subject to this Section 10 and shall lose their status as Registrable Shares.

(b)  Shelf Registration. At any time on or before the earlier of (A) January 1, 2007 or (B) a Change of Control (as defined below) (“Registration Date”), the Company shall file with the Commission, and use its reasonable best efforts to have declared effective as soon thereafter as possible, a “shelf” registration statement pursuant to Rule 415 under the Securities Act (the “Registration Statement”) on Form S-3 (or any successor form to Form S-3, or any similar short-form registration statement), covering the resale of all Registrable Shares. As used in this Section 10, “Change of Control” shall mean the occurrence of any of the following events on or after the date hereof:

(1)  The acquisition (other than by the Company, an entity that is a Company Affiliate (as defined below), or by an employee benefit plan or related trust sponsored or maintained by the Company), directly or indirectly, in one or more transactions, by any person or by any group of persons, within the meaning of Section 13(d) or 14(d) of the Exchange Act of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of thirty-two percent (32%) or more of either the outstanding shares of Common Stock or the combined voting power of the Company’s outstanding voting securities entitled to vote generally, if the acquisition was not previously approved by the existing directors;

(2)  The acquisition (other than by the Company, an entity that is a Company Affiliate, or by an employee benefit plan or related trust sponsored or maintained by the Company), directly or indirectly, in one or more transactions, by any such person or by any group of persons of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of fifty percent (50%) or more of either the outstanding shares of Common Stock or the combined voting power of the Company’s outstanding voting securities entitled to vote generally, whether or not the acquisition was approved by the existing directors, other than an acquisition that complies with clause (x) and (y) of paragraph (3);

(3)  Consummation of a reorganization, merger or consolidation of the Company or the sale or other disposition of all or substantially all of the Company’s assets unless, immediately following such event, (x) all or substantially all of the stockholders of the Company immediately prior to such event own, directly or indirectly, seventy-five percent (75%) or more of the then outstanding voting securities entitled to vote generally of the resulting corporation (including, without limitation, a corporation which as a result of such event owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership of the Company’s outstanding voting securities entitled to vote generally immediately prior to such event and (y) the securities of the surviving or resulting corporation received or retained by the stockholders of the Company are publicly traded;

(4)  Approval by the stockholders of the complete liquidation or dissolution of the Company;

(5)  A greater than one-third change in the composition of the Company’s Board of Directors within twenty four (24) months if not approved by a majority of the pre-existing directors; or

(6)  Jean Madar is neither Chief Executive Officer of the Company nor President of Gap Beauty at any time prior to July 14, 2007, or, in the event that Messr. Jean Madar is no longer a member of the Board of Directors of the Company.

(7) A transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction .

“Company Affiliate” as used in Section 10(a)(v) shall mean all individuals or entities controlling, controlled by or under common control with the Company as of July 14, 2005, but for purposes of this definition, Company Affiliate shall not include any person, firm or company appointed as a contractor to perform work on behalf of the Company.

(c)  Registration Procedures. If and whenever the Company is required by the provisions of this Section 10 to use its best efforts to effect the registration of any of the Registrable Shares under the Securities Act, the Company shall:

(i)  promptly file with the Commission a Registration Statement with respect to such Registrable Shares and, as expeditiously as possible, use its best efforts to cause that Registration Statement to become and remain effective;

(ii)  as expeditiously as possible prepare and file with the Commission any amendments and supplements to the Registration Statement and the prospectus included in the Registration Statement as may be necessary to keep the Registration Statement effective until all Registrable Shares are sold;

(iii)  as expeditiously as possible furnish to each selling Holder such reasonable numbers of copies of the prospectus, including the preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as the selling Holder may reasonably request in order to facilitate the public sale or other disposition of the Registrable Shares owned by the selling Holder;

(iv)  as expeditiously as possible use its best efforts to register or qualify the Registrable Shares covered by the Registration Statement under the securities or Blue Sky laws of such states as the selling Holder shall reasonably request, and do any and all other acts and things that may be necessary or desirable to enable the selling Holder to consummate the public sale or other disposition of the Registrable Shares owned by the selling Holder in such jurisdictions; provided, however, that the Company shall not be required in connection with this Section 10(c)(iv) to qualify as a foreign corporation in any jurisdiction;

(v)  furnish to each seller of Registrable Shares (i) an opinion of counsel for the Company, dated the effective date of such Registration Statement (and, if such registration includes an underwritten public offering, dated the date of the closing under the underwriting agreement), addressed to and in form and substance as is customarily given to underwriters in an underwritten public offering to each such seller, and (ii) if such registration includes an underwritten public offering, cause its independent public accountants who have certified the Company’s financial statements included in such Registration Statement to deliver to each seller of Registrable Shares a “comfort” letter substantially identical to the comfort letter delivered by such independent public accountants to any underwriter in such offering;

(vi)  notify each seller of Registrable Shares covered by such Registration Statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, upon discovery that, or upon the happening of any event as a result of which, the prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made, and promptly prepare and furnish to such seller a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made;

(vii)  provide and cause to be maintained a transfer agent and registrar for all Registrable Shares covered by such Registration Statement from and after a date not later than the effective date of such Registration Statement;

(viii)  use its best efforts to list all Registrable Shares covered by such Registration Statement on the Nasdaq National Market or the principal securities exchange on which any securities of the same class as such Registrable Shares are then listed;

(ix)  use its best efforts to prevent the issuance of any stop order or other order suspending the effectiveness of a Registration Statement covering Registrable Shares and, if such an order is issued, to obtain the withdrawal thereof at the earliest possible time and to notify the Holder of the issuance of such order and the resolution thereof;

(x)  provide the Holder and its representatives the opportunity to conduct a reasonable inquiry of the Company’s financial and other records during normal business hours and make available its officers, directors and employees for questions regarding information which the Holder may reasonably request in order to conduct any due diligence;

(xi)  permit counsel for the Holder to review a Registration Statement covering Registrable Shares and all amendments and supplements thereto a reasonable period of time prior to the filing thereof with the Commission; and

(xii)  at the request of any Holder at any time after any Registrable Shares held by such Holder become eligible for resale pursuant to Rule 144(k) under the Securities Act, deliver a letter to the Company’s transfer agent irrevocably instructing the transfer agent to remove any securities law legend from any certificate representing such Registrable Shares which have become eligible for the sale pursuant to Rule 144(k).

(d)  Allocation of Expenses. The Company shall pay the Registration Expenses for the Registration Statement. For purposes of this Section, the term “Registration Expenses” shall mean all expenses incurred by the Company in complying with this Section 10, including, without limitation, all registration and filing fees, exchange or Nasdaq listing fees, printing expenses, fees and disbursements of counsel for the Company and up to $20,000 for one counsel for the selling Holders, out-of-pocket expenses of the Company and the underwriters, state Blue Sky fees and expenses, and the expense of any special audits incident to or required by any such registration, but excluding underwriting discounts and selling commissions and fees of more than one counsel for the selling Holders. Such underwriting discounts and selling commissions shall be borne pro rata by the selling Holders in accordance with the number of their Registrable Shares included in such registration.

(e)  Indemnification. In the event of any registration of any of the Registrable Shares under the Securities Act pursuant to this Section 10, then to the extent permitted by law the Company shall indemnify and hold harmless the seller of such Registrable Shares, each underwriter of such Registrable Shares and each other person, if any, who controls such seller or underwriter within the meaning of the Securities Act or the Exchange Act against any losses, claims, damages or liabilities, joint or several, to which such seller, officer, director, underwriter or controlling person may become subject under the Securities Act, the Exchange Act, state securities laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement under which such Registrable Shares were registered under the Securities Act, any preliminary prospectus or final prospectus contained in the Registration Statement, or any amendment or supplement to such Registration Statement or such prospectuses, or arise out of or are based upon the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and the Company shall reimburse each such seller, officer, director, underwriter and controlling person for legal or any other expenses reasonably incurred by such seller, underwriter or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any untrue statement or omission made in such Registration Statement, preliminary prospectus or final prospectus, or any such amendment or supplement, in reliance upon and in conformity with information furnished to the Company, in writing, by or on behalf of such seller, underwriter or controlling person specifically for use in the preparation thereof.

(f)  In the event of any registration of any of the Registrable Shares under the Securities Act pursuant to this Section 10, then to the extent permitted by law, each seller of Registrable Shares, severally and not jointly, shall indemnify and hold harmless the Company, each of its directors and officers and each underwriter (if any) and each person, if any, who controls the Company or any such underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages or liabilities, joint or several, to which the Company, such directors and officers, underwriter or controlling person may become subject under the Securities Act, Exchange Act, state securities laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement under which such Registrable Shares were registered under the Securities Act, any preliminary prospectus or final prospectus contained in the Registration Statement, or any amendment or supplement to the Registration Statement or such prospectuses, or arise out of or are based upon any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, if and to the extent that the statement or omission was made solely in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of such seller, specifically for use in connection with the preparation of such Registration Statement, prospectus, amendment or supplement or if such claim arises out of alleged violations of insider trading or market manipulation by such seller; and such seller shall reimburse the Company for legal or any other expenses reasonably incurred by the Company in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the obligations of any seller of Registrable Shares hereunder shall not exceed an amount equal to the net proceeds to such seller of the Registrable Shares sold pursuant to the Registration Statement.

(g)  An underwriter shall not be entitled to indemnification pursuant to this Section 10 in the event that it fails to deliver to any selling Holder any preliminary or final or revised prospectus, as required by the rules and regulations of the Commission. Finally, no indemnification shall be provided pursuant to this Section 10(h) in the event that any error in a preliminary prospectus of the Company is subsequently corrected in the final prospectus of the Company for a particular offering, and such final prospectus is delivered to all purchasers in the offering prior to the date of purchase of the securities.

(h)  Each party entitled to indemnification under this Section 10 (the “Indemnified Party”) shall give notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided, that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld); and, provided, further, that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 10. The Indemnified Party may participate in such defense at such party’s expense; provided, however, that the Indemnifying Party shall pay such expense if representation of such Indemnified Party by the counsel retained by the Indemnifying Party would be inappropriate due to actual or potential differing interests between the Indemnified Party and any other party represented by such counsel in such proceeding. No Indemnifying Party, in the defense of any such claim or litigation shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect of such claim or litigation, and no Indemnified Party shall consent to entry of any judgment or settle such claim or litigation without the prior written consent of the Indemnifying Party.

(i)  Indemnification with Respect to Underwritten Offerings. In the event that Registrable Shares are sold pursuant to a Registration Statement in an underwritten offering, the Company agrees to enter into an underwriting agreement containing customary representations and warranties with respect to the business and operations of an issuer of the securities being registered and customary covenants and agreements to be performed by such issuer, including without limitation customary provisions with respect to indemnification by the Company of the underwriters of such offering.

(j)  Information by Holder. Each holder of Registrable Shares included in any registration shall furnish to the Company such information regarding such holder and the distribution proposed by such holder as the Company may request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Section 10.

(k)  Rule 144 Requirements. With a view to making available to the Holders the benefits of Rule 144 promulgated under the Securities Act and any other rule or regulation of the Commission that may at any time permit a Holder to sell securities of the Company to the public without registration, the Company agrees to use its best efforts to:

(i)  make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act);

(ii)  file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange; and

(iii)  furnish to any holder of Registrable Shares upon request a written statement by the Company as to its compliance with the reporting requirements of said Rule 144, and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company as such holder may reasonably request to avail itself of any similar rule or regulation of the Commission allowing it to sell any such securities without registration.

(l)  Termination. The provisions of this Section 10 shall terminate on the earlier of (i) the tenth (10th) anniversary of the date hereof or (ii) the date on which any Holder is permitted to sell all of such Holder’s Registrable Shares in any three-month period pursuant to Rule 144 promulgated under the Securities Act without registration and without the use of the net exercise provisions set forth in Section 3(b) hereof.

11.  Specific Performance. The parties hereto recognize and agree that money damages may be insufficient to compensate the holders of any Registrable Shares for breaches by the Company of the terms hereof and, consequently, that the equitable remedy of specific performance of the terms hereof will be available in the event of any such breach.

12.  Taxes. The issue of any stock or other certificate upon the exercise of this Warrant shall be made without charge to Holder for any documentary, stamp or similar tax in respect of the issue of such stock or certificate.

13.  Valid Issuance. Company represents to Holder that this Warrant and the shares of Common Stock issuable upon the exercise of this Warrant have been duly authorized by all necessary corporate action, this Warrant has been duly executed and delivered and constitutes a legally binding agreement of the Company enforceable in accordance with the terms hereof, the Company has reserved out of its authorized and unissued shares of Common Stock a number of shares sufficient to provide for the exercise of the rights represented by this Warrant, and the shares of Common Stock issuable upon exercise of this Warrant, when issued in accordance with the terms hereof, will be validly issued, fully paid and nonassessable. None of the execution and delivery by the Company of this Warrant, the consummation of the transactions contemplated hereby, or compliance by the Company with any of the provisions hereof will conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination or cancellation under, any provision of (i) the certificate of incorporation and by-laws or comparable organizational documents of the Company; (ii) any contract to which Company is a party or by which any of the properties or assets of the Company are bound; (iii) any order of any governmental body applicable to the Company or by which any of the properties or assets of the Company are bound; or (iv) any applicable law.

14.  Representations by Holder. Holder represents and warrants that it: (a) is an “accredited investor” within the meaning of Rule 501 promulgated under the Securities Act of 1933; (b) is acquiring this Warrant for Holder’s own account, not as a nominee or agent, and not with a view to the distribution or resale of any part thereof; (c) has full power and authority to enter into this Warrant; (d) has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of this Warrant; and (e) is able to fend for itself, can bear the economic risk of investment and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Warrant.

15.  Governing Law. This Warrant shall be governed by, construed, and enforced in accordance with the laws of the State of Delaware without reference to its principles of conflicts of law.

16.  Board Approval. The issuance of this Warrant has been duly authorized by the Board of Directors of the Company.

17.  Removal of Transfer Restrictions. Any legend endorsed on a certificate pursuant to Section 5 will be removed by the Company and the Company will issue a certificate or certificates without such legend to Holder or Holder’s transferee, at the request of Holder and upon delivery by Holder of certificates therefor, at such time as (i) a registration statement with respect to the sale of such securities has become effective under the Securities Act and such securities have been disposed of in accordance with such registration statement, or (ii) such securities may be properly sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act and Holder provides the Company with an opinion of counsel in form and content reasonably satisfactory to legal counsel for the Company to the effect that a sale, transfer, assignment or other disposition of such securities may be made without registration.

IN WITNESS WHEREOF, Inter Parfums, Inc. and The Gap, Inc. have caused this Warrant to be executed by its officer thereunto duly authorized.

Dated as of: September 1, 2006
INTER PARFUMS, INC.

By: /s/ Russell Greenberg
Name: Russell Greenberg Title: Executive Vice President

THE GAP, INC.

By: /s/
Name: Title:

EXHIBIT A

NOTICE OF EXERCISE

To:    Inter Parfums, Inc.

Attn:

The undersigned hereby elects to purchase shares (the “Shares”) of Common Stock (“Stock”) of Inter Parfums, Inc. (the “Company”) pursuant to the terms of the attached Warrant, and (check the applicable box):

☐
Tenders herewith payment of the Exercise Price in full in the form of cash, or a certified or official bank check or wire transfer in same-day funds, or the cancellation of outstanding indebtedness, in the amount of $_______________________ for _____________________ shares of such securities and any transfer taxes payable pursuant to the terms of the Warrant.

☐
Elects the Net Issue Exercise option pursuant to Section 3(b) of the Warrant with respect to _____________________________ shares of such securities, and accordingly requests delivery of the net amount of such securities as is determined pursuant to such Section 3(b).

Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned or in such other name as is specified below:

(Name)

(Address)

Please issue a new Warrant for the unexercised portion of the attached Warrant in the name of the undersigned or in such other name as is specified below:

(Name)

(Date)	(Signature)

EXHIBIT B

ASSIGNMENT FORM

(To assign the foregoing Warrant, execute this form and supply required information.
Do not use this form to purchase shares.)

FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to

(Please Print)

whose address is

 (Please Print)

Dated: ____________, ____

Holder’s Signature:

Holder’s Address:

NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement of any change whatever. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.